UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 9, 2021

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2021, Citrix Systems, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein. The Underwriting Agreement provides for the issuance and sale by the Company of $750,000,000 aggregate principal amount of its 1.250% Senior Notes due 2026 (the “Notes”) at a public offering price equal to 99.786% of the aggregate principal amount of the Notes. The offering is expected to close on or about February 18, 2021, subject to satisfaction of customary closing conditions.

The Company estimates that the net proceeds from the offering will be approximately $740.6 million after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from this offering to fund a portion of the aggregate cash consideration payable in connection with its previously announced acquisition of Wrangler Topco, LLC, the parent entity of Wrike, Inc., and to pay related fees and expenses.

The Underwriting Agreement contains customary representations, warranties and covenants. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company. The foregoing description of the terms of the Underwriting Agreement is not complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 and is incorporated by reference herein.

The Notes have been offered pursuant to a prospectus supplement, dated February 9, 2021, to the prospectus, dated October 30, 2020, that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-249751) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 9, 2021, among Citrix Systems, Inc. and J.P. Morgan Securities LLC, BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: February 11, 2021	By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Executive Vice President, Chief Legal Officer and Secretary